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                                                                    Exhibit 4(c)

                               RIGGS CAPITAL III


          TRUST AGREEMENT, dated as of June 15, 1999, among Riggs National Corporation, as Depositor (the "Depositor"), The Bank of New York, as property trustee (the "Property Trustee"), the Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee") and Joseph M. Cahill and Timothy C. Coughlin, as administrative trustees (the "Administrative Trustees" together with the Delaware Trustee and Property Trustee, the "Trustees" and each a "Trustee"). The parties hereby agree as follows:

          1. The trust created hereby shall be known as "Riggs Capital III" (the "Trust") in which name the Trustees on behalf of the Trust may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. (a) The Depositor hereby assigns, transfers, conveys and sets over to the Property Trustee the sum of $1. The Property Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Property Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. and
                                                -------          -- ---
that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

              (b) The Trustees accept the trust hereby created and agree to perform their duties hereunder with respect to the same but only upon the terms of this Trust Agreement. None of the Trustees shall be answerable or accountable hereunder in its individual capacity, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                    (i) The Trustees shall not be liable for any error of judgment made by an officer or employee of the Trustees;

                   (ii) No provision of this Trust Agreement shall require the Trustees to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if a Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

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                  (iii) The Trustees shall not be responsible for or in
respect of the genuineness, form or value of the Trust's property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the other parties; and

                   (iv) In the event that a Trustee is unsure of the course of action to be taken by it hereunder, the Trustee may request instructions from the Depositor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes not contrary to this Trust Agreement as it shall deem to be in the best interests of the Trust.

              (c) The Trustees shall incur no liability to anyone in acting upon any document believed to be genuine and believed to be signed by the proper party or parties. The Trustees may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Trustees for any action taken or omitted to be taken in good faith in reliance thereon.

              (d) In the exercise or administration of the trusts hereunder, a Trustee (i) may act directly or through agents or attorneys, and the Trustees shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected in good faith, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other such persons and not contrary to this Trust Agreement.

              (e) Except as expressly provided in this Section 2, in accepting and performing the trusts hereby created, each Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustees by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

          3. The Depositor hereby agrees to reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and to indemnify each Trustee, in its individual capacity and as Trustee, and its successors, assigns, agents and servants (collectively, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, and suits, and any and all reasonable costs, expenses and disbursements (including the reasonable fees and expenses of counsel) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with

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respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided,
                                                                  --------
however, that the Depositor shall not be liable for or required to indemnify any
-------
Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person or the Trustees. The obligations of the Depositor under this Section 3 shall survive the termination of this Trust Agreement. The Trustees's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

          4. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or, as instructed by the Depositor, as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

          5.  This Trust Agreement may be executed in one or more counterparts.

          6. A Trustee may resign upon thirty days prior notice to the Depositor.

          7. This Trust Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware.


                            [SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                              RIGGS NATIONAL CORPORATION,
                              as Depositor


                              By:  /s/ TIMOTHY C. COUGHLIN
                                   ------------------------------------
                              Name:  Timothy C. Coughlin
                              Title:  President


                              THE BANK OF NEW YORK
                              (DELAWARE), as Delaware Trustee


                              By:  /s/ FREDRICK W. CLARK
                                   -------------------------------------
                              Name:  Fredrick W. Clark
                              Title:  Authorized Signatory


                              THE BANK OF NEW YORK,
                              as Property Trustee


                              By:  /s/ MARY BETH LEWICKI
                                   ----------------------------------
                              Name:  Mary Beth Lewicki
                              Title:  Assistant Vice President


                              By:  /s/ TIMOTHY C. COUGHLIN
                                   ----------------------------------
                              as Administrative Trustee
                              Name: Timothy C. Coughlin


                              By:  /s/ JOSEPH M. CAHILL
                                   ----------------------------------
                              as Administrative Trustee
                              Name: Joseph M. Cahill

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